MARCH 2020 INVESTOR PRESENTATION Financial Data as of: Fourth Quarter 2022 NASDAQ: FGBI www.fgb.net

2 CERTAIN IMPORTANT INFORMATION CAUTION REGARDING FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of our business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control, particularly with regard to developments related to the novel coronavirus (“COVID-19”)). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, changes in general economic conditions, either nationally or in our market areas, that are worse than expected; the ongoing effects of the COVID-19 pandemic on First Guaranty Bancshares, Inc.’s (the “Company or “FGBI”) operations and financial performance; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own, which could cause our actual results and experience to differ from the anticipated results and expectations, expressed in such forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. NON-GAAP FINANCIAL MEASURES Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables under the section titled “Non-GAAP Reconciliations.” The Company uses non-GAAP financial measures to analyze its performance. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

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FINANCIAL HIGHLIGHTS

2022 HIGHLIGHTS

- Total assets increased YoY by 9.5% to $3.2 billion
- Total loans increased YoY by 16.7% to $2.5 billion
- QTD net income of $5.1 million
- QTD earnings per common share of $0.42
- Return on average assets of 0.66% for 4Q 2022
- Return on average common equity of 8.94% for 4Q 2022
- Allowance for loan and lease losses totaled $23.5 million
- Allowance for loan and lease losses represented 0.93% of gross loans
- All bank level regulatory ratios remain well-capitalized
- YTD cash dividends paid of $0.64 per common share
- YTD preferred dividends paid of $2.3 million
- Texas Capital Ratio decreased from 6.63% at year end 2021 to 4.48% at year end 2022
- YTD PPP fees recognized of $1.3 million

In $000s except for per share data	For the Years Ended 12/31/2019	12/31/2020	12/31/2021	12/31/2022
BALANCE SHEET				
Total Assets	$2,117,216	$2,473,078	$2,878,120	$3,151,347
Total Gross Loans	$1,525,490	$1,844,135	$2,159,359	$2,519,077
Total Deposits	$1,853,013	$2,166,318	$2,596,492	$2,723,792
Loans/Deposits	82.32%	85.13%	83.16%	92.48%
CAPITAL				
Common Equity	$166,035	$178,591	$190,831	$201,933
Preferred Equity	$0	$0	$33,058	$33,058
Total Equity/Assets	7.84%	7.22%	7.78%	7.46%
Tang. Common Equity/Tang. Assets[1]	6.99%	6.51%	6.04%	5.89%
PROFITABILITY MEASURES				
Net Interest Margin	3.41%	3.35%	3.44%	3.47%
Net Interest Income/Average Assets	3.28%	3.18%	3.31%	3.35%
Non Interest Expense/Average Assets	2.51%	2.47%	2.36%	2.38%
Efficiency Ratio	67.48%	58.95%	63.63%	63.94%
Cost of funds	2.06%	1.48%	1.11%	1.66%
ROACE	8.99%	11.36%	14.06%	13.64%
Earnings Per Common Share	$ 1.34	$ 1.90	$ 2.42	$ 2.48
Net Income	$14,241	$20,318	$27,297	$28,884
ASSET QUALITY				
NPAs/Total Assets	1.04%	1.25%	0.70%	0.47%
Reserves/Total Loans	0.72%	1.33%	1.11%	0.93%

[1]Non-GAAP measure. See "Certain Important Information – Non-GAAP Financial Measures" on slide 2
Source: Company documents

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LOAN PORTFOLIO

LOAN PORTFOLIO COMPOSITION 12/31/22



Non-Farm Non-Residential 39.3%
Residential Real Estate 19.2%
Commercial Leases 12.6%
Commercial & Industrial 15.3%
C&D 9.2%
Consumer & Other 1.9%
Agriculture & Farm 2.5%

($000s)	2019Y	2020Y	2021Y	2022Y
Commercial & Industrial	$ 268,256	$ 353,028	$ 398,391	$385,279
Non-Farm Non-Residential	616,536	824,137	886,407	992,929
Residential Real Estate	313,608	317,168	354,195	486,115
Commercial Leases	70,125	104,141	246,022	317,574
Consumer & Other	38,743	44,642	48,142	47,864
Agriculture & Farm	49,451	55,215	58,557	63,868
C&D	172,247	150,841	174,334	233,091
Total Gross Loans	**$ 1,528,966**	**$ 1,849,172**	**$ 2,166,048**	**$ 2,526,720**
LESS: Unearned Income	3,476	5,037	6,689	7,643
Total Loans	**$ 1,525,490**	**$ 1,844,135**	**$ 2,159,359**	**$ 2,519,077**

Source: Company documents, as December 31, 2022

HIGHLIGHTS

- Loan growth of 16.7% year over year
- 21.9% growth in loan interest income
- Loan yield of 5.48% YTD 2022
- Significant credit quality improvement
  - Texas ratio decreased to 4.48% at December 31, 2022 from 6.63% at December 31, 2021
- Commercial leases represent 12.6% of the loan portfolio, providing higher yields and shorter average lives than real estate secured loans
- Oil & Gas related loans made up approximately 4.8% funded and 2.3% unfunded of the total loan portfolio as of December 31, 2022
- Hotel loans totaled $159.7 million, or 6.3% of the total loan portfolio as of December 31, 2022
  - All hotels flagged by major brands

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6 79.33% 119.95% 158.68% 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 140.00% 160.00% 180.00% 200.00% 2020 2021 2022 CONSERVATIVE CREDIT CULTURE Source: Company documents, as of and for the three months and year ended December 31, 2022 ALLL/NONPERFORMING ASSETS HISTORICAL ASSET QUALITY 1.25% 0.70% 0.47% 0.08% 0.13% 0.18% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2020 2021 2022 NPAs/Total Assets NCOs/Average Loans (dollars in thousands) 12/31/2020 12/31/2021 12/31/2022 NONACCRUAL LOANS $15,576 $16,715 $13,566 90 DAY LOANS AND GREATER BUT STILL ACCRUING $13,091 $1,245 $1,142 OREO $2,240 $2,072 $113 NONPERFORMING ASSETS $30,907 $20,032 $14,821 NPAs / TOTAL ASSETS 1.25% 0.70% 0.47% NONACCRUAL LOANS / TOTAL ASSETS 0.63% 0.58% 0.43% ALLL / TOTAL LOANS 1.33% 1.11% 0.93% TEXAS RATIO 11.65% 6.63% 4.48% NPAs/TOTAL ASSETS & NCOs/AVG LOANS

7 Demand ‐ Noninterest 19.2% Demand ‐ Interest53.6% Savings 7.6% Time Deposits 19.6% HIGHLIGHTS  Weighted average rate was 1.2% for year ended December 31, 2022.  Noninterest-bearing Deposits averaged $548 million in the 4th Quarter 2022, representing 20.4% of total deposits.  Total time deposits decreased from 22.6% of total deposits at year end 2021 to 19.6% of total deposits at year end 2022.  Continued opportunity to move public funds deposits into FDIC Insured programs. • Allows for public funds to be invested in higher yielding loans versus securities.  Opportunity for new deposit growth in Mideast markets of West Virginia and Kentucky. The Kentucky Branch opened 1/17/23 and the West Virginia Branch will open mid-year 2023. DEPOSIT PORTFOLIO Source: Company documents, as of and for the three months and year ended December 31, 2022 12/31/2022 DEPOSIT MIX ($000) 2019 2020 2021 2022 Demand ‐ Noninterest Bearing $325,888 $411,416 $532,578 $524,415 Demand ‐ Interest Bearing 635,942 860,394 1,275,544 1,460,259 Savings 135,156 168,879 201,699 205,760 Time Deposits 756,027 725,629 586,671 533,358 Total Deposits $1,853,013 $2,166,318 $2,596,492 $2,723,792 Weighted Average Rate 1.7% 1.1% 0.8% 1.2% Deposit Composition

BIGGER | STRONGER | MORE PROFITABLE FIRST GUARANTY BANCSHARES, INC.